UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2026

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Rio Grande Drive, Suite 200

Castle Rock, CO 80104

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name and former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2026, Riot Platforms, Inc. (the “Company”) entered into a BitGo Custodial Services Agreement (as amended on October 14, 2026, the “Custody Agreement”) with BitGo Bank & Trust, National Association (“BitGo Bank & Trust”), pursuant to which BitGo Bank & Trust will serve as custodian of the Company’s digital assets and cash. The Company entered into the Custody Agreement in connection with the transfer of its custody relationship from NYDIG Trust Company LLC (“NYDIG Trust”) to BitGo Bank & Trust pursuant to an account transfer and transition agreement among the Company, NYDIG Trust, BitGo Bank & Trust and certain of their affiliates. The digital assets and cash held by NYDIG Trust for the Company will be transferred to BitGo Bank & Trust, and the Company’s Digital Asset Custodial Agreement with NYDIG Trust will terminate automatically upon completion of that transfer.

Under the Custody Agreement, BitGo Bank & Trust will hold the Company’s digital assets in segregated custodial accounts maintained solely for the Company and will not commingle them with the digital assets of its other clients, except that, at the Company’s direction, the Company’s digital assets may be held transiently in an omnibus account to settle trades with an affiliate of BitGo Bank & Trust, or may be held in an omnibus account if the Company elects to use BitGo Bank & Trust’s settlement services. The Company retains title to its digital assets held by BitGo Bank & Trust, which are held in a custodial capacity and kept separate from BitGo Bank & Trust’s proprietary assets. The Company will pay BitGo Bank & Trust a monthly fee based on the average value of the digital assets held in custody. The Custody Agreement also requires BitGo Bank & Trust to maintain insurance coverage in such types and amounts as are commercially reasonable for the custodial services it provides.

The Custody Agreement has an initial term of one year and automatically renews for successive one-year terms unless either party provides notice of non-renewal at least 60 days before the end of the then-current term. The Company may terminate the Custody Agreement early upon 14 days’ prior written notice, without payment of an early termination fee, as provided by the amendment.

The Custody Agreement limits BitGo Bank & Trust’s liability to the fees paid or payable during the six months preceding the event giving rise to the claim, subject to certain exceptions, including for fraud, willful misconduct and gross negligence.

The foregoing description of the Custody Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Custody Agreement and the amendment thereto, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Jason Chung
Name:	Jason Chung
Title:	Chief Financial Officer

Date: October 14, 2026